UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

P&F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Reference is made to Items 2.01 and 2.03 which are hereby incorporated herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 5, 2017 (the “Closing Date”), Bonanza Holdings Corp., a Delaware corporation and newly formed wholly owned subsidiary (“Buyer”) of Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Jiffy Air Tool, Inc. a Nevada corporation (“Seller”), The Jack E. Pettit—1996 Trust, the sole shareholder of Seller (the “Shareholder”), and Jack E. Pettit entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which, among other things, Buyer acquired (the “Acquisition”) substantially all of the operating assets of Seller, more particularly described below and in the Asset Purchase Agreement. In connection with the Asset Purchase Agreement, a separate Purchase and Sale Agreement and Joint Escrow Instructions (the “Purchase and Sale Agreement” and together with the Asset Purchase Agreement, the “Agreements”) was entered into between Seller and Bonanza Properties Corp. (“Bonanza Properties”), a Delaware corporation and newly formed wholly owned subsidiary of Florida Pneumatic, pursuant to which Bonanza Properties purchased certain real property of the Seller. The Acquisition was effective as of the 12:01 a.m. on the Closing Date. A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 hereto and a copy of the Purchase and Sale Agreement is filed as Exhibit 2.2, and both Exhibits are incorporated herein by reference. Contemporaneously, the parties executed the Agreements and consummated the transactions contemplated thereby.

Pursuant to the Asset Purchase Agreement, the purchase price for the assets acquired in the Acquisition was $5,950,000.00, in addition to the assumption of certain payables and contractual obligations as set forth in the Asset Purchase Agreement. This amount is subject to a post-closing working capital adjustment. In addition, the Seller may be entitled to up to $1 million in additional contingent consideration based upon certain revenue thresholds and other criteria set forth in the Asset Purchase Agreement with respect to two defined measurement periods occurring within approximately the first two years following the Closing Date. Pursuant to the Purchase and Sale Agreement, the purchase price for the real property was $1,050,000.00 (together with the purchase price under the Asset Purchase Agreement, the “Consideration”). The Consideration was paid on behalf of Buyer and Bonanza Properties to the Seller from availability under the revolver loan pursuant to the Second Amended and Restated Loan Agreement (defined below), less certain amounts escrowed pursuant to, among others, the terms of the Agreements.

The Agreements contain customary representations, warranties and covenants.

The foregoing descriptions of the Acquisition and the Agreements do not purport to be complete, and are qualified in their entirety by reference to the full text of the Agreements attached as Exhibits hereto.

The Agreements and the above descriptions thereof, have been included to provide investors and security holders with information regarding the terms of the Agreements, and are not intended to provide any other factual information about P&F Industries, Inc. (the “Company”) or any of the parties to the Agreements or any of their respective subsidiaries, affiliates or businesses. The representations and warranties contained in the Agreements were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Agreements as characterizations of the actual state of facts or condition of the Company or any of the parties to the Agreements or any of their respective subsidiaries, affiliates or businesses.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Contemporaneously with the Acquisition referred to and described in Item 2.01, above, the Company, its subsidiaries Florida Pneumatic and Hy-Tech Machine, Inc. (“Hy-Tech” and together with the Company and Florida Pneumatic collectively, “Borrowers”) and the Company’s subsidiaries ATSCO Holdings Corporation (“ATSCO”), Bonanza Holdings Corp. (defined above as “Buyer”), Bonanza Properties, Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Exhaust Technologies, Inc. (“ETI”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”) and Woodmark International, L.P. (“Woodmark”, and together with ATSCO, Buyer, Bonanza Properties, Continental Tool, Countrywide, Embassy, Green, ETI, Pacific Stair and WILP, collectively, “Guarantors”) entered into a Second Amended and Restated Loan and Security Agreement, effective as of the Closing Date (the “Second Amended and Restated Loan Agreement”), with Capital One, National Association (the “Agent”), as agent for Lenders (the “Lender”) from time to time party to the Second Amended and Restated Loan Agreement. The Second Amended and Restated Loan Agreement amended and restated the Amended and Restated Loan and Security Agreement, dated as of August 12, 2014, as previously amended (the “Loan Agreement”), among the Borrowers, the Guarantors, the Agent and the Lender. A copy of the Second Amended and Restated Loan Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

The Second Amended and Restated Loan Agreement, among other things, amended the Loan Agreement by: (1) the maximum amount the Company can borrow under the Revolver Commitment (as defined in the Second Amended and Restated Loan Agreement) increased from $10,000,000 to $16,000,000, subject to certain borrowing base criteria, (2) maintaining the existing Tranche A Commitment of up to $100,000, (3) maintaining the existing Capex Loan Commitment of up to $1,600,000, and (4) modifying certain borrowing base criteria as well as financial and other covenants.

The foregoing description of the Second Amended and Restated Loan Agreement is qualified in its entirety by reference to the full text of the Second Amended and Restated Loan Agreement attached as an Exhibit hereto.

In connection with the Second Amended and Restated Loan Agreement and the obligations thereunder, the Borrowers executed and delivered in favor of the Lender the following instruments, each dated as of the Closing Date: the Third Amended and Restated Revolver Note in the principal amount of up to $16,000,000, the Amended and Restated Tranche A Term Loan Note in the original principal amount of $100,000, and the Second Amended and Restated Capex Loan Note in the principal amount of up to $1,600,000. A copy of the Third Amended and Restated Revolver Note, the Amended and Restated Tranche A Term Loan Note, and the Second Amended and Restated Capex Loan Note are attached hereto as Exhibits 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.

The Second Amended and Restated Loan Agreement and the above description of such agreement, have been included to provide investors and security holders with information regarding the terms of the Second Amended and Restated Loan Agreement, and are not intended to provide any other factual information about the Company or any of the parties to the Second Amended and Restated Loan Agreement or any of their respective subsidiaries, affiliates or businesses. The representations and warranties contained in the Second Amended and Restated Loan Agreement were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties contained in the Second Amended and Restated Loan Agreement as characterizations of the actual state of facts or condition of the Company or any of the parties to the Second Amended and Restated Loan Agreement or any of their respective subsidiaries, affiliates or businesses.

Item 8.01. Other Items

On April 6, 2017, the Company issued a press release (the “Press Release”) announcing the Acquisition. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Asset Purchase Agreement, dated as of April 5, 2017, by and among Buyer, Jack E. Pettit, Seller and Shareholder.*
2.2	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 5, 2017, by and among Seller and Bonanza Properties Corp.
10.1	Second Amended and Restated Loan and Security Agreement dated as of April 5, 2017, by and among the Borrowers, Guarantors, Lender and Agent.
10.2	Third Amended and Restated Revolver Note dated as of April 5, 2017, by Borrowers in favor of Lender.
10.3	Amended and Restated Tranche A Term Loan Note dated as of April 5, 2017 by Borrowers in favor of Lender.
10.4	Second Amended and Restated Capex Loan Note dated as of April 5, 2017, by Borrowers in favor of Lender.
99.1	Press Release, dated April 6, 2017, issued by the Company.

____________________

*	Schedules and certain other attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or other attachment upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

Date: April 11, 2017

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer and Chief Financial Officer